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                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 15, 2004 by and among Neurocrine Biosciences, Inc., a Delaware corporation (the "Company"), and Wyeth Holdings Corporation (formerly known as "American Cyanamid Company"), a Maine corporation (the "Investor"). The Investor and the Company are referred to herein as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, the Investor and the Company have entered into that certain Assignment and License Agreement dated February 26, 2004 (the "Assignment Agreement"), which Assignment Agreement provides, inter alia, for the Parties to enter into this Agreement, pursuant to which the Company will issue to the Investor shares of its common stock, $.001 par value per share ("Common Stock"), as partial consideration for the rights and obligations assigned by the Investor to the Company under Article 2 of the Assignment Agreement and the licenses granted by the Investor to the Company under Article 3 of the Assignment Agreement;

         WHEREAS, the Company and Investor wish to set forth certain terms relating to the issuance of the shares of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

         1.       AGREEMENT TO ISSUE STOCK.

                  Subject to the terms and conditions of this Agreement, as partial consideration for the rights and obligations assigned by the Investor to the Company under Article 2 of the Assignment Agreement and the licenses granted by the Investor to the Company under Article 3 of the Assignment Agreement, the Company shall issue and deliver to the Investor at the Closing (as defined below) Eight Hundred Two Thousand Nine Hundred Ninety-Eight (802,998) shares of its Common Stock; provided that if the sum of the aggregate value of such shares of Common Stock on the Closing Date (as defined below) plus the aggregate value of any other Common Stock as of the Closing Date held by the Investor or its Affiliate as of the Closing Date (including without limitation the 4,186 shares of Common Stock held by the Investor or its Affiliate as of the Signature Date) plus the aggregate value of any Common Stock as of the Closing Date purchasable by the Investor or its Affiliate pursuant to any warrant (including without limitation the 19,950 shares of Common Stock purchasable by the Investor or its Affiliate under its existing warrant) is equal to or greater than $50,000,000, the Company will (i) issue to the Investor a number of shares of Common Stock (rounded down to the next whole share) that, when added to the number of other shares of Common Stock held by the Investor or its Affiliate as of the Closing Date plus the number of shares of Common Stock purchasable by the Investor or its Affiliate pursuant to any warrant as of the Closing Date, is equal to $49,999,995 divided by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the trading day immediately prior to the Closing Date and (ii) pay to the

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Investor an amount in cash equal to the difference of the aggregate value of
Eight Hundred Two Thousand Nine Hundred Ninety-Eight (802,998) shares of Common Stock minus the aggregate value of the number of shares of Common Stock issuable pursuant to this proviso. For purposes of this Section 1, the value of a number of shares of the Company's Common Stock as of the Closing Date shall be calculated by multiplying the number of shares by the closing sale price of the Company's Common Stock on the Nasdaq National Market on the trading day immediately prior to the Closing Date. The shares of the Company's Common Stock to be issued pursuant to this Section 1 are referred to herein as the "Shares."

         2.       CLOSING.

                  The issuance and delivery of the Shares (the "Closing") will take place at the offices of the Investor, 500 Arcola Road, Collegeville, Pennsylvania 19426, on the date hereof (the "Closing Date").

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 3 are true and correct:

                  3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 3.1 attached hereto sets forth the name and jurisdiction of organization of each of the Company's subsidiaries ("Subsidiaries"). The Company and each of its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company and each of the Subsidiaries have full power and authority to carry on their respective businesses as currently conducted.

                  3.2 Authorization; Enforceability. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company at the Closing, and the issuance and delivery of the Shares has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies and
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

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                  3.3      Valid Issuance of Stock. The Shares have been duly
reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement for the consideration contemplated herein, (i) will be duly and validly issued, fully paid and nonassessable and will be free of any taxes, liens or claims (other than those that may be created by the Investor);
(ii) will be free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws; (iii) will not be subject to preemptive rights or similar rights of any stockholders of the Company; and (iv) will be issued in compliance with all applicable federal and state securities laws. The Shares will have attached thereto rights (the "Rights") to purchase Series A Participating Preferred Stock. The Rights have been and will be issued pursuant to an Amended and Restated Preferred Shares Rights Agreement dated as of January 11, 2002 between the Company and American Stock Transfer & Trust Company.

                  3.4 Capitalization. The entire authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 35,334,440 shares were issued and outstanding as of February 27, 2004, and 5,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding as of the date hereof. Except as set forth in SEC Documents (as defined below) and except as granted in the ordinary course of business pursuant to the Company's 2003 Incentive Stock Plan since the dates of the SEC Documents, there are no outstanding or authorized warrants, options, preemptive rights, purchase rights, subscription rights, conversion rights, exchange rights, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares. Except as set forth in the SEC Documents, there are no stockholders agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  3.5 Noncontravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject,
(ii) violate any provision of the charter or bylaws of the Company (the "Governing Documents") or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company's assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of such assets), except in the case of clause (i) or (iii) above, where such violation, conflict or default would not have a Material Adverse Effect. Except for (i) the filing of a Form D with the Securities and Exchange Commission (the "SEC") and
(ii) filings which may be required under state securities laws, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Company and the Investor to consummate the transactions contemplated by this Agreement.

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                  3.6      Reports Filed under the Securities Exchange Act of
1934; Financial Statements. The Company has timely filed or furnished, as applicable, all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the related certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. All such reports filed by the Company in the preceding twelve (12) months (the "SEC Documents") contain all statements required to be stated therein in accordance with the 1934 Act and the rules and regulations promulgated thereunder applicable to the SEC Documents, and the SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended have been so updated or amended. As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and
(ii), individually or in the aggregate, would not have a Material Adverse Effect, and (iii) contingent liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.7 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of their directors or officers in their capacities as such which could reasonably be expected to have a Material Adverse Effect.

                  3.8 Taxes. The Company has filed all tax returns, reports, forms, schedules and any other documents ("Tax Returns") required to be filed by or on behalf of the Company, and all such Tax Returns are accurate and complete in all material respects. The Company has paid all material taxes (including interest, penalties, additions to tax or other additional amounts imposed by any taxing authority) shown to be due on such Tax Returns or otherwise due, except for such taxes that are being contested in good faith and for which adequate reserves have been provided.

                  3.9 No Violations. The Company is not in violation of its charter, bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance

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or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, and is not in default (and there exists no condition which, with or without the passage of time or giving of notice or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably likely to have a Material Adverse Effect.

                  3.10 Nasdaq Compliance. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market.

                  3.11 No Manipulation of Stock. The Company has not taken any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  3.12 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) in connection with the offer or sale of the Shares.

                  3.13 Form S-3 Eligibility. The Company is currently, and at the Closing Date will be, eligible to register the resale of the Shares on a registration statement on Form S-3 under the 1933 Act. There exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares.

                  3.14 Rule 144 Availability. The Company has filed the reports required to be filed by it under the 1934 Act and the rules and regulations adopted by the SEC thereunder in order to enable the holders of unregistered Common Stock to sell such Common Stock without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such Rule is currently in effect.

         4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

                  The Investor represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are true and correct:

                  4.1 Organization and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maine. The Investor has all requisite corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

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                  4.2      Authorization. All action on the part of the Investor
necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken, and this Agreement has been duly executed and delivered by the Investor and constitutes a legally valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of rules of law governing the availability of equitable remedies and
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

                  4.3 Purchase for Own Account. The Shares to be purchased by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling or otherwise distributing the same, except in compliance with the requirements of, or pursuant to a valid exemption from, such Act. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares. The Investor also represents that it has not been formed for the specific purpose of acquiring the Shares.

                  4.4 Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act. By reason of its business and financial experience, sophistication and knowledge, the Investor is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. The Investor confirms that it is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to bear a complete loss of the Investor's investment; and the Investor represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Investor's ability to provide for its current needs and possible financial contingencies.

                  4.5 Restricted Securities. The Investor understands that the Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder, except as provided in Section 7 below.

                  4.6 Due Diligence and No Solicitation. The Investor has had a reasonable opportunity to conduct due diligence and to ask questions of and receive answers from the Company and its officers. At no time was the Investor presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising. Neither such inquiries nor any other due

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diligence investigation conducted by Investor or its counsel or any of its representatives shall modify or affect Investor's right to rely on the Company's representations and warranties in this Agreement.

                  4.7 Further Limitations on Disposition. The Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                           (a)      there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (b)      (i) the Investor shall have notified the
Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, which in the case of a sale to be made pursuant to Rule 144 shall be limited to customary representations regarding compliance with the requirements of Rule 144 regarding volume, manner of sale and other matters, and (ii) the Investor shall have furnished the Company at the Investor's expense an opinion of in house or outside counsel (as determined by the Investor), reasonably satisfactory to the Company that such disposition will not require registration of such securities under the 1933 Act; provided that the Company shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144 or any sale of shares pursuant to Rule 144(k).

                  Notwithstanding the foregoing provisions of this Section 4.7 or any other provision of this Article 4 or this Agreement, the Parties acknowledge and agree that the Investor may contribute or otherwise transfer the Shares without consideration to a corporation that is the direct or indirect parent of the Investor or to any subsidiary of the Investor or such corporate parent.

                  4.8 Legends. It is understood that the certificates evidencing the Shares will bear the legends set forth below:

                           (a)      THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                           (b)      Any legend required by the laws of the State
of California, including any legend required by the California Department of Corporations.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of Shares upon which it is stamped, if (a) the Shares represented by such certificate have been sold pursuant to an effective registration statement under the 1933 Act or (b) in connection with the resale of such Shares, such holder provides the Company with an opinion of in house or outside counsel (as determined by the Investor), in form, substance and

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scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Shares have been sold under Rule 144 or can be sold under Rule 144(k).

         5.       COVENANTS.

                  The Company and the Investor agree as follows:

                  5.1 Form D. The Company agrees to file a notice of sale on Form D with respect to the Shares as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to Investor promptly after such filing.

                  5.2 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the 1933 Act or cause this offering of Shares to be integrated with any other offering of securities by the Company.

                  5.3 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

         6.       DELIVERIES BY THE COMPANY AT CLOSING.

                  At the Closing, the Company shall deliver, or cause to be delivered, to the Investor the following:

                  6.1      Stock Certificate. A certificate representing the
Shares.

                  6.2 Opinion of Company Counsel The Investor shall have received a customary opinion of Latham & Watkins LLP, outside counsel to the Company, with respect to the matters set forth on Exhibit A and a customary legal opinion of Margaret E. Valeur-Jensen, Esq., the Company's General Counsel, addressed to the Investor with respect to the matters set forth on Exhibit B.

         7.       REGISTRATION STATEMENT FOR RESALE OF THE SHARES.

                  7.1 Demand Registration Rights. As promptly as practicable but in no event later than thirty (30) days after the receipt of a written request from the Investor that the Company effect any registration under the 1933 Act on SEC Form S-3 (or any successor form to Form S-3 regardless of its designation) at a time when the Company is eligible to register securities on Form S-3 (or any successor form to Form S-3 regardless of its designation), the Company will prepare and file with the SEC a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) registering all of the Shares sold to the Investor pursuant to this Agreement for resale to the public by the Investor pursuant to such

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registration statement (the "Shelf Registration Statement") and the prospectus included therein, free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements. For purposes of this Section 7, the term "Shares" shall be deemed to include shares of Common Stock issued as a dividend or other distribution with respect to or in replacement of the Shares. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to become effective as promptly as practicable thereafter and, subject to Sections 7.3(c), to remain effective until the earlier of (i) ninety (90) days from the effective date and (ii) such time as the Investor has sold all of the Shares (the "Registration Period"). Notwithstanding the foregoing, (1) the Company shall have no obligation to prepare and file, or maintain the effectiveness of, a Shelf Registration Statement at any time that the Investor may sell all or any portion of the Shares pursuant to SEC Rule 144(k); (2) the Company shall have the right to defer the filing of a Shelf Registration Statement for a period of not more than sixty (60) days from delivery of the request of the Investor if within seven (7) days from delivery of such request the Company notifies the Investor of the Company's intention to make a public offering within sixty (60) days or the Company notifies the Investor that, in the good faith determination of the Board of Directors of the Company, it would be seriously detrimental to the Company for any registration to be effected as requested under this Section 7.1; provided, however, that the Company may not utilize this right more than once; and (3) the Company shall have no obligation to enter into an underwriting agreement relating to, or otherwise facilitate, an underwritten sale of the Shares pursuant to the Shelf Registration Statement.

                  7.2      Piggyback Registration Rights.

                           (a)      Right to Piggyback. If, at any time during
the period commencing upon the Closing Date and ending upon the one-year anniversary of the Closing Date, the Company proposes to register any shares of Common Stock with the SEC under the 1933 Act in connection with the underwritten public offering of such shares, and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), the Company (1) will give written notice (the "Piggyback Notice") to the Investor no later than ten (10) days prior to the anticipated filing date of its intention to effect such a registration, which Piggyback Notice will specify the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (2) will, subject to Section 7.2(b), include in such Piggyback Registration all Shares with respect to which the Company has received written requests for inclusion therein within five (5) days after the date of the Piggyback Notice. Subject to Section 7.2(b), such Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The Investor's right to registration of any Shares pursuant to this Section 7.2 shall be conditioned on the inclusion of such Shares in such underwriting, and the Investor shall have no right to participate in the selection of the underwriters for such offering.

                           (b)      Priority on Piggyback Registrations. If the
managing underwriter or underwriters in any Piggyback Registration advise the Company that in its or their reasonable good faith opinion the number or kind of securities proposed to be sold in such registration (including Shares to be included pursuant to Section 7.2(a)) is inconsistent with that which can be sold in such registration without having a material adverse effect on the success of the offering, the Company will include in such registration the number of securities, if any, which, in

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the opinion of such underwriter or underwriters can be sold, in the following order of priority: (1) first, the shares the Company proposes to sell for its own account, (2) second, the Shares requested to be included in such registration by the Investor and other holders of similar piggyback registration rights, and (3) third, any securities held by any other persons to be included in such Piggyback Registration.

                  7.3 Company Obligations. In connection with the registration of the Shares pursuant to this Section 7, the Company shall do the following:

                           (a)      Prepare and deliver to the Investor as many
copies of the Prospectus (as hereafter defined) as the Investor may reasonably request;

                           (b)      With respect to the Shelf Registration
Statement contemplated by Section 7.1, use its reasonable best efforts to comply with all requirements imposed upon it by the 1933 Act, by the 1934 Act and by the undertakings in the Shelf Registration Statement, so far as is necessary to permit the continuance of resales of the Shares by the Investor to the public, free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements;

                           (c)      If an event shall occur which makes it
necessary to amend or supplement any registration statement filed pursuant to this Section 7 (any such registration statement, including the Shelf Registration Statement, the "Registration Statement") or the Prospectus to comply with law or with the rules and regulations of the SEC, the Company shall promptly notify the Investor of the proposed amendment or supplement and promptly prepare and furnish to the Investor such number of copies of an amended or supplemented Registration Statement and/or Prospectus that complies with law and with such rules and regulations as the Investor may reasonably request. The Investor shall suspend its sales of the Shares pending the preparation and delivery of such amendment or supplement and until such time as each such amendment or amendments to the Registration Statement have been declared effective by the SEC. The Company authorizes the Investor, and any brokers or dealers effecting sales of the Shares for the account of the Investor, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with applicable provisions of the 1933 Act and state securities laws. For purposes of this Agreement, the term "Prospectus" means the final prospectus relating to the Shares most recently included in the Registration Statement or filed by the Company pursuant to Rule 424 of the 1933 Act and any amendments or supplements thereto filed by the Company pursuant to Rule 424 of the 1933 Act and shall include all documents or information incorporated in any such prospectus by reference;

                           (d)      Promptly advise the Investor (i) when any
post-effective amendment of the Registration Statement is filed with the SEC and when any post-effective amendment becomes effective; (ii) of any request made by the SEC for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information relating thereto; (iii) of any suspension or threatened suspension of the use of any Prospectus in any state; and (iv) of any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that would result in the issuance of any stop order or other order or suspension of use. The Company agrees to use its reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of the Prospectus during any period during which the Company has an obligation to maintain the effectiveness of a

Registration Statement filed pursuant to this Section 7 (the "Resale Period") and to comply with any such request by the SEC to amend or supplement the Prospectus;

                           (e)      Take such action as shall be necessary to
qualify and maintain the qualification of the Shares covered by such registration under such state securities or "blue sky" laws for offers and sales to the public during the Resale Period as the Investor shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process;

                           (f)      Provide a transfer agent and registrar,
which may be a single entity, for the Shares not later than the effective date of the Registration Statement;

                           (g)      Prepare and file with the SEC, at the
request of the Investor, such amendments (including post-effective amendments) and supplements to a Shelf Registration Statement and the prospectus used in connection therewith as may be reasonably necessary or appropriate to change the plan of distribution set forth in the Shelf Registration Statement; and

                           (h)      Cause the Common Stock to be registered
pursuant to Section 12(b) or 12(g) of the 1934 Act and continually quoted or listed, subject to notice of issuance, on the Nasdaq National Market or a national securities exchange, if such exchange is the principal market on which the Common Stock is traded, and not subject to any restriction or suspension from trading on the Nasdaq National Market or such national securities exchange; provided, however, that the Company may deregister the Common Stock registered pursuant to Section 12(b) or 12(g) of the 1934 Act if such deregistration is in connection with a merger, dissolution or other transaction in which the stockholders of the Company receive prior to such deregistration either cash or securities that are listed on the Nasdaq National Market or a national securities exchange or some combination of cash and such securities; provided, further, that the Company may delist the Common Stock from trading on the Nasdaq National Market or national securities exchange if the Company is concurrently listing such stock on the New York Stock Exchange or the American Stock Exchange.

                           (i)      With a view to making available to the
Investor the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Shares to the public without registration, the Company agrees to:

                                    (A)      make and keep public information
available, as those terms are understood and defined in Rule 144 under the 1933 Act;

                                    (B)      file with the SEC in a timely
manner all reports and other documents required of the Company under the 1934 Act; and

                                    (C)      so long as the Investor owns any
unregistered Shares, furnish to the Investor upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the 1933 Act, and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and the other SEC reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any Shares without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

                  7.4 Restrictions on Registrations. If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Investor in writing of the existence of a Material Event (as defined below), the Investor shall not offer or sell any Shares or engage in any other transaction involving or relating to Shares from the time of the giving of notice with respect to a Material Event until the Investor receives written notice from the Company that such Material Event either has been disclosed to the public or no longer constitutes a Material Event. "Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in the Registration Statement, as determined in good faith by the Board of Directors of the Company that disclosure of such information in the Registration Statement at such time would be seriously detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be seriously adversely affected by disclosure in the Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information. In no event shall the suspension of the Registration Statement (or the permissible delay in filing the Registration Statement) exceed sixty
(60) days as a result of a Material Event.

                  7.5 Certain Obligations of Investor. In connection with the registration of the Shares pursuant to this Section 7:

                           (a)      The Investor shall cooperate as reasonably
requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding such Investor and its plan of distribution of the Shares as may be required to enable the Company to prepare the Registration Statement and the Prospectus, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

                           (b)      The Investor agrees to promptly furnish
additional information required to be disclosed in order to make the information previously furnished to the Company by the Investor not materially misleading. The Investor agrees to furnish all such information and to cooperate with and provide assistance to the Company, as the Company may reasonably request, in connection with any registration and sale of the Shares.

                           (c)      The Investor hereby covenants with the
Company not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied unless the sale is made pursuant to an exemption from registration.

                           (d)      The Investor acknowledges and agrees that
the Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Shares have been sold in accordance with this Agreement and the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

                           (e)      The Investor is hereby advised that the
anti-manipulation provisions of Regulation M under the 1934 Act may apply to sales of the Shares offered pursuant to the Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement that constitutes a violation of Regulation M under the 1934 Act or any other applicable rule, regulation or law.

                           (f)      At the end of the Registration Period, the
Investor shall discontinue sales of Shares pursuant to the Shelf Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Shares covered thereby which remain unsold, and the Investor shall promptly notify the Company of the number of Shares registered that remain unsold immediately upon receipt of the notice from the Company.

                  7.6 Indemnification of the Investor. The Company shall indemnify, defend and hold harmless the Investor, its officers and its directors and any controlling persons of the Investor against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which the Investor or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by the Investor or by any of its representatives for use specifically in such Registration Statement; provided, however, this indemnity agreement shall not inure to the benefit of the Investor to the extent any loss, claim, damage, liability or action arising from the sale of the Shares to any person results from the Investor failing to send or give a copy of the Prospectus (as amended or supplemented) to such person.

                  7.7 Indemnification of the Company. The Investor shall indemnify, defend and hold harmless the Company, its officers and its directors and any controlling persons of the Company against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which the Company or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case to the extent that any such untrue statement or omission is based upon written information supplied by the Investor or its representatives for use specifically in such Registration Statement; provided that in no event shall any indemnification obligation on the part of the Investor under this Section 7.7 exceed the net proceeds from the offering received by the Investor.

                  7.8 Contribution. If for any reason the indemnification provided for in the preceding Sections 7.6 or 7.7 is unavailable to an indemnified party as contemplated by such clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall any contribution obligation on the part of the Investor under this Section 7.8 exceed the net proceeds from the offering received by the Investor.

                  7.9 Procedure for Indemnification. The procedure for indemnification under this Section 7 shall be as follows:

                           (a)      Notice. The indemnified party shall promptly
give notice to the indemnifying party of any pending or threatened claim giving rise to indemnification under Sections 7.6 or 7.7 (a "Claim"), specifying the factual basis for the Claim and the approximate amount thereof.

                           (b)      Control of Claim and Settlement. With
respect to any Claim as to which a person is entitled to indemnification hereunder, the indemnifying party shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the indemnified party shall reasonably cooperate with the indemnifying party, subject to reimbursement for actual out-of-pocket expenses incurred by the indemnified party as the result of a request by the indemnifying party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are in conflict with those available to such indemnifying party. If the indemnifying party elects to assume control of the defense of any Claim, the indemnified party shall have the right to participate in the defense of the Claim at its own expense. If the indemnifying party does not elect to assume control or otherwise participate in the defense of any Claim, it shall be bound by the results obtained by the indemnified party with respect to the Claim. No indemnifying party shall be liable for any settlement effected without its written consent, not to be unreasonably withheld or delayed.

                           (c)      Survival. Notwithstanding any other
provision of this Agreement, the indemnification and contribution obligations of the parties hereunder shall survive indefinitely.

                  7.10 Expenses. The Company shall pay all expenses incident to the registration of the Shares under this Section 7, including without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for the Company and its independent public accountants. With respect to sales of the Shares, the Investor shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to any resale of the Shares by the Investor, and transfer taxes, if any.

                  7.11 Compliance. The Investor will observe and comply with the 1933 Act, the 1934 Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Shares or any part thereof.

8.       MISCELLANEOUS.

                  8.1 Survival of Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Closing and the delivery to the Investor of the Shares and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be; provided, however, that (a) the representations and warranties in Sections 3.1, 3.2, 3.3, 4.1 and 4.2 shall survive without limitation to time, (b) the representations and warranties set forth in Section 3.8 shall survive until fifteen (15) months after the Closing Date and (c) all other representations and warranties in Articles 3 and 4 shall survive until one (1) year after the Closing Date. The covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Closing and the delivery to the Investor of the Shares and shall survive indefinitely.

                  8.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns; provided that the Company may not assign its rights or obligations under this Agreement to any person without the prior written consent of the Investor; provided, further, that the Investor may not assign its rights or obligations under this Agreement to any person (other than an affiliate) without the prior written consent of the Company. For the avoidance of doubt, the Parties agree that the Investor may contribute or otherwise transfer the Shares to any affiliate.

                  8.3 Applicable Law. This Agreement is governed by, and shall be construed in accordance with, the laws of the State of California, United States of America.

                  8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  8.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (within two business days) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         To the Company:           Neurocrine Biosciences, Inc.
                                   10555 Science Center Drive
                                   San Diego, CA  92121
                                   Attention: Margaret Valeur-Jensen, Esq.
                                   Telephone: (858) 658-7600
                                   Facsimile: (858) 658-7605

         with a copy to:           Latham & Watkins LLP
                                   12636 High Bluff Drive, Suite 300
                                   San Diego, CA 92130
                                   Attn: Scott N. Wolfe, Esq.
                                   Telephone: (858) 523-5400
                                   Facsimile: (858) 523-5450

         To the Investor:          Wyeth Holdings Corporation
                                   500 Arcola Road
                                   Collegeville, PA 19426
                                   Attention: Senior Vice President, Worldwide
                                              Licensing
                                   Facsimile: (484) 865-9301

         with a copy to:           Wyeth
                                   5 Giralda Farms
                                   Madison, NJ 07940
                                   Attention: General Counsel
                                   Facsimile: (973) 660-7156

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  8.7 No Finder's Fees. Each of the Company and the Investor represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

                  8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  8.10 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  8.11 Public Announcements. The Investor and the Company shall use reasonable efforts to consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult with the other Party prior thereto. The Investor hereby consents to the filing of this Agreement by the Company with the SEC.

                  8.12 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

NEUROCRINE BIOSCIENCES, INC.

By: /s/ Paul W. Hawran
Name: Paul W. Hawran
Title: EVP & CFO

THE INVESTOR:

WYETH HOLDINGS CORPORATION

By: /s/ Robert A. Dougan
Name: Robert A. Dougan
Title: Senior Vice President

                                    EXHIBIT A

                       FORM OF OPINION OF LATHAM & WATKINS

         1. The Company is a corporation under the General Corporation Law of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the SEC Documents. Based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

         2. The authorized capital stock of the Company consists of (a) 50,000,000 shares of Common Stock, and (b) 5,000,000 shares of preferred stock, par value $0.001 per share. The Shares have been duly authorized by all necessary corporate action of the Company and, when issued to you in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents.

         3. The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company, and the Purchase Agreement has been duly executed and delivered by the Company. The Purchase Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. The execution and delivery of the Purchase Agreement and the issuance and sale of the Shares by the Company to you pursuant to the Purchase Agreement on the date hereof do not:

                  (a)      violate the Company's Governing Documents;

                  (b) violate any federal or California statute, rule or regulation applicable to the Company; or

                  (c) require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or California statute, rule or regulation applicable to the Company, except such that have been obtained under the Securities Act and such that may be required under state securities laws.

         5. Assuming the accuracy of the representations in Section 4 of the Purchase Agreement, no registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), is required in connection with the issuance of the Shares to the Investor in the manner contemplated by the Purchase Agreement.

         The opinions expressed in paragraph 3 shall be further subject to the following limitations, qualifications and exceptions:

                  (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

                  (b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

                  (c) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

                  (d) certain rights, remedies and waivers contained in the Purchase Agreement may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Purchase Agreement invalid or unenforceable as a whole; and

                  (e) such counsel calls to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorney's fees.

         Our opinions set forth in paragraph 4 are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private placements of common equity securities. We express no opinion in paragraph 4 as to the application of laws which by custom are understood to be excluded from such opinions and identified in Section 19 of the Legal Opinion Accord of the Section of Business Law of the American Bar Association (1991). Without limiting the foregoing, we express no opinion in paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law, federal securities laws (certain aspects of which are addressed elsewhere herein), state securities laws, antifraud laws, antitrust or trade regulation laws, the Hatch/Waxman Patent Term Extension Act and the other patent laws of the United States or the rules and regulations of the U.S. Patent and Trademark Office, the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, the Food and Drug Administration Modernization Act, the Orphan Drug Act or the rules and regulations of the Federal Food and Drug Administration, or any other federal or California laws pertaining to the regulation of the development, testing, manufacture or sale of drugs.

                                    EXHIBIT B

                         FORM OF GENERAL COUNSEL OPINION

         1. To my knowledge, the issuance and sale of the Shares by the Company pursuant to the Stock Purchase Agreement will not result in the breach of or a default under (i) any order, writ or decree of any court or governmental agency having jurisdiction over the Company or the Subsidiaries or over any of their respective properties or operations or (ii) any of the agreements listed on Annex I hereto.

         2. To my knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q by the Securities Exchange Act of 1934, as amended, other than those described in the SEC Documents, except for such proceedings as, if the subject of an unfavorable decision, would not individually or in the aggregate result in a material adverse change in the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated by the Purchase Agreement.